Exhibit 23.1 Consent of KBA Group LLP

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-1/A of our report dated March 30, 2009, with respect to the consolidated financial statements of Terra Nova Financial Group, Inc. included in the Annual Report on Form 10-K of Terra Nova Financial Group, Inc. for the year ended December 31, 2008. We also consent to the reference to us under the heading "Experts" in this Registration Statement.

/s/ KBA GROUP LLP
Dallas, Texas
April 24, 2009